UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2026

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
(760) 692-0711
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 16, 2026, MaxLinear, Inc. (“MaxLinear”) entered into an Amendment No. 3 to Credit Agreement (the “Third Amendment”), by and among MaxLinear, Exar Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear, MaxLinear Communications, LLC, a Delaware limited liability company and a wholly-owned subsidiary of MaxLinear, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Agent”). The Third Amendment amends that certain Credit Agreement, dated as of June 23, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Third Amendment, the “Credit Agreement”), by and among MaxLinear, the lenders from time to time party thereto and the Agent, to, among other things, provide for $70 million in incremental revolving credit commitments (the “Incremental Commitments”) under MaxLinear’s senior secured revolving credit facility (the “Revolving Facility”). After giving effect to the Incremental Commitments, the Revolving Facility provides for total revolving commitments in an aggregate principal amount of up to $200 million. The Third Amendment also amends MaxLinear’s liquidity covenant by reducing the threshold thereunder from $80 million to $60 million. The proceeds of the Revolving Facility may be used for working capital and general corporate purposes.
Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with MaxLinear or MaxLinear’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference.
Item 2.02. Results of Operations and Financial Condition.
On October 22, 2026, MaxLinear issued a press release announcing its unaudited financial results for the third quarter ended September 30, 2026. A copy of the press release is furnished as Exhibits 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The information in this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1
Amendment No. 3 to Credit Agreement, dated as of October 16, 2026, by and among MaxLinear, Inc., Exar Corporation, MaxLinear Communications LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent

99.1	Press Release, dated October 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 22, 2026	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven G. Litchfield
Steven G. Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer
(Principal Financial Officer)

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